                                                                   EXHIBIT 5

                                  HIRST & APPLEGATE
                             A PROFESSIONAL CORPORATION
                                     LAW OFFICES
                            1720 CAREY AVENUE, SUITE 200
THOMAS G. GORMAN*                   P.O. BOX 1083            JAMES L. APPLEGATE
THOMAS A. NICHOLAS III      CHEYENNE, WYOMING 82003-1083          OF COUNSEL
GARY R. SCOTT                   TELEFAX (307) 632-4999
JOHN J. METZKE                 TELEPHONE (307) 632-0541
    -----
DALE W. COTTAM**
RICHARD A. MINCER*+
MISHA E. WESTBY

                                        Tuesday
 *ALSO ADMITTED IN COLORADO        February 24, 1998
**ALSO ADMITTED IN NEBRASKA                                       8169
 +ALSO ADMITTED IN TENNESSEE


Advanced Gaming Technology, Inc.
2482-650 West Georgia Street
P.O. Box 11610
Vancouver, British Columbia

Gentlemen:

        We have acted as Wyoming counsel for Advanced Gaming Technology, Inc., a Wyoming corporation (the "Corporation"), in connection with the registration statement on Form S-8 of the Corporation filed with the Securities and Exchange Commission (the "Registration Statement"), pertaining to the registration of 3,626,707 shares of Common Stock, $.005 par value per share, issued or to be issued (upon the exercise of options granted) pursuant to the Letter Agreement dated January 29, 1998 between the Corporation and R. Kenneth Landow (the "Landow Agreement"); the Consulting Agreement dated January 14, 1998 between the Corporation and USIS International Capital Corporation (the "USIS International Agreement"); the Consulting Agreement dated January 29, 1998 between the Corporation and Paul Lovito (the "Lovito Agreement"); the agreement reached with Stephen Dadson on February 6, 1998 (the "Dadson Agreement"); and the Consulting Agreement dated February 11, 1998 between the Corporation and Robert Hunziker (the "Hunziker Agreement").

        In connection with this opinion, we have considered such questions of law as we have deemed necessary as a basis for the opinions set forth below, and we have examined or otherwise are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following: (i) the Registration Statement; (ii) the Articles of Incorporation and By-Laws of the Corporation, as amended and as currently in effect; (iii) certain resolutions of the Board of Directors of the Corporation relating to the adoption of the Landow, USIS International, Lovito, Dadson and Hunziker Agreements and the issuance of shares and
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Advanced Gaming Technology, Inc.
Page 2
February 24, 1998

proposed issuance of shares upon exercise of options granted pursuant to certain of such Agreements and the other transactions contemplated by the Registration Statement; (iv) the Landow, USIS International, Lovito, Dadson and Hunziker Agreements; and (v) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us a certified, photostatic or facsimile copies and the authenticity and completeness of the originals of such copies. As to any facts material to this opinion we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Corporation and others.

        Based upon and subject to the foregoing, and subject to the other limitations and qualifications set forth herein, we are of the opinion that the Shares issued and proposed to be issued upon exercise of options granted pursuant to the Landow, USIS International, Lovito, Dadson and Hunziker Agreements have been duly authorized for issuance and that when sold, issued, paid for and delivered as contemplated by such Agreements referred to in the Registration Statement, the Shares will be validly issued and will be fully paid and nonassessable.

        The foregoing opinion is subject to the qualifications that:

        (a) legality, validity or enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally;

        (b) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether
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Advanced Gaming Technology, Inc.
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February 24, 1998

            enforcement is considered in proceedings at law or in equity;

        (c) our opinion is limited to matters governed by the laws of Wyoming and no opinion is expressed herein as to any matter governed by the laws of any other jurisdiction;


        (d) the opinion expressed herein is strictly limited to the matters stated herein and no other opinions may be implied beyond the matters expressly so stated.

        We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                         Yours very truly,

                                         HIRST & APPLEGATE, P.C.

                                         /s/ JOHN J. METZKE

                                         BY: JOHN J. METZKE

JJM:jmm